UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  July 27, 2015

Anchor Bancorp
(Exact name of registrant as specified in its charter)

Washington	001-34965	26-3356075
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

601 Woodland Square Loop, SE
Lacey, Washington  98530
(Address of principal executive offices and zip code)

(360) 491-2250
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 28, 2015, Anchor Bancorp (the “Company”) announced that the Company’s Board of Directors has approved a stock repurchase program authorizing the repurchase of up to 127,500 shares of the Company’s common stock, or five percent of the Company’s outstanding shares.  The stock repurchase plan is effective August 28, 2015.

In connection with, and as part of, the stock repurchase plan, the Company’s Board of Directors also adopted a pre-arranged stock trading plan for the purpose of repurchasing a limited number of shares of the Company’s common stock in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934.  Repurchases under the Company’s 10b5-1 plan will be administered through an independent broker.  The plan will cover the repurchase of shares for the duration of the stock purchase plan.  Repurchases are subject to SEC requirements as well as certain price, market volume and timing constraints specified in the plan.

The news release announcing the authorization of the stock repurchase plan through a 10b5-1 plan is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is being furnished herewith and this list shall constitute the exhibit index:

99.1	Press release of Anchor Bancorp dated July 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANCHOR BANCORP

Date: July 28, 2015	By: /s/ Jerald L. Shaw
Jerald L. Shaw President and Chief Executive Officer